Exhibit 99.1

NeoStem Announces 1-for-10 Reverse Split
NEW YORK, July 12, 2013 (GLOBE NEWSWIRE) -- NeoStem, Inc. (NYSE MKT:NBS) ("NeoStem" or the "Company"), a leader in the emerging cell therapy market, announced that it is effecting a 1-for-10 reverse stock split of its common stock which will be effective for trading purposes as of the commencement of trading on July 16, 2013. As of that date, each 10 shares of issued and outstanding common stock and equivalents will be converted into 1 share of common stock. In addition, at the market open on July 16, 2013, the common stock will trade under a new CUSIP number 640650404 although the Company's ticker symbol, NBS, will remain unchanged.
The number of outstanding common shares will be reduced from 196,643,748 to approximately 19.7 million. The number of authorized shares and the par value per share will remain unchanged. No fractional shares will be issued in connection with the reverse stock split. Holders of fractional shares will be paid out in cash for the fractional portion with the Company's overall exposure for such payouts consisting of a nominal amount. The number of outstanding options and warrants will be adjusted accordingly, with outstanding options being reduced from 26,366,633 to approximately 2.6 million and outstanding warrants being reduced from 54,297,826 to approximately 5.4 million. NeoStem stockholders will receive instructions from its transfer agent, Continental Stock Transfer and Trust Company, as to procedures for exchanging existing stock certificates for new certificates or book-entry shares and for the receipt of cash proceeds in lieu of fractional shares.
Dr. Robin L. Smith, Chairman and CEO of NeoStem stated, "Over the last few months we have had numerous discussions with investors, advisors and our board about our capital structure. We have also observed that, over the past five years, a number of our peer companies in the regenerative medicine sector have effected reverse stock splits. We believe the resulting increase in share price will demonstrate the true value of NeoStem's common stock and broaden the appeal of our shares to investors, particularly institutional stockholders."
About NeoStem, Inc.
NeoStem, Inc. ("NeoStem" or the "Company") is a leader in the emerging cellular therapy industry. Our business model includes the development of novel proprietary cell therapy products as well as operating a contract development and manufacturing organization providing services to others in the regenerative medicine industry. The combination of a therapeutic development business and revenue-generating service provider business provides the Company with capabilities for cost effective in-house product development and immediate revenue and cash flow generation.
For more information, please visit: www.neostem.com
Forward-Looking Statements for NeoStem, Inc.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the effects of the reverse split and the successful execution of the Company's business strategy, including with respect to the Company's research and development and clinical evaluation efforts for cellular therapies, including with respect to AMR-001, the future of the regenerative medicine industry and the role of stem cells and cellular therapy in that industry and the Company's ability to successfully grow its contract development and manufacturing business. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2013 and in the Company's periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.
CONTACT: NeoStem
Dr. Robin L. Smith
Chairman and CEO
Phone: +1-212-584-4174
Email: rsmith@neostem.com